CARVEOUT GUARANTY

THIS CARVEOUT GUARANTY (this “Guaranty”) is dated March 13, 2020, by SUTTON HILL PROPERTIES, LLC, a Nevada limited liability company qualified to do business in New York, having its principal place of business at 5995 Sepulveda Boulevard, Suite 300, Culver City, California 90230 (the “Borrower”) and READING INTERNATIONAL, INC., a Nevada corporation, having its principal place of business at 5995 Sepulveda Boulevard, Suite 300, Culver City, California 90230 (“Reading” and, together with Borrower, collectively referred to as the “Guarantor”), for the benefit of VALLEY NATIONAL BANK, a national bank with an address at 1455 Valley Road, Wayne, New Jersey 07470 (the “Lender”).

W I T N E S S E T H:

WHEREAS, Lender is about to make a first mortgage loan to Borrower in the principal amount of TWENTY-FIVE MILLION AND 00/100 DOLLARS ($25,000,000.00) (the “Loan”) to be evidenced by a Consolidated, Amended and Restated Mortgage Promissory Note of even date herewith (the “Note”), and secured by, among other things, (i) a Mortgage Consolidation, Extension and Modification Agreement of even date herewith (the “Mortgage”), encumbering certain land and improvements located at 1001-1007 Third Avenue, New York, New York (the “Property”), as more fully described in the Mortgage, and (ii) various other documents executed in connection with the Note and Mortgage (the Note, Mortgage, and such other agreements executed in connection therewith are hereinafter collectively referred to as, the “Loan Documents”); and

WHEREAS, Reading is the owner of direct or indirect interests in Borrower, and Reading will directly or indirectly and substantially benefit from the Lender making the Loan to Borrower.

NOW, THEREFORE, as an inducement to Lender to make the Loan to Borrower, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1    Definitions.  As used herein, the following terms shall have the following meanings:

(a)    “ADA and Environmental Indemnity” means that certain ADA and Environmental Indemnity Agreement of even date herewith executed by Borrower and Reading in favor of Lender.

(b)    “Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time.

(c)    “Carveout Obligations” means all losses incurred by Lender (such losses to include, without limitation, the failure to recover any or all Loan Obligations) resulting from any of the following:

i.    any fraud or intentional misrepresentation by Borrower in connection with the Loan;

ii.   any willful misconduct of Borrower (including, without limitation, any valid claim brought against Borrower under the Racketeer Influenced and Corrupt Organizations Act, (18 U.S.C. Sections 1961-1968), as such may be amended from time to time);

iii.  the breach in any material respect of any representation, warranty, or covenant in the ADA and Environmental Indemnity or in the Mortgage concerning Environmental Laws (as defined in the ADA and Environmental Indemnity), Hazardous Substances (as defined in the ADA and Environmental Indemnity) or asbestos, and any indemnification of Lender with respect thereto in either document;

iv.  the removal or disposal of any portion of the Property other than (1) obsolete property, (2) in the ordinary course of business of owning, operating or managing the Property, or (3) as otherwise permitted in the Loan Documents;

v.   the misapplication or conversion by Borrower of any monies, including (1) insurance proceeds paid by reason of any loss, damage or destruction to the Property, (2) awards or other amounts received in connection with the condemnation of all or a portion of the Property, (3) any Rents following an Event of Default, or (4) any funds that are to be disbursed into or from any accounts or lockbox established under the Loan Documents;

vi.  physical waste of any portion of the Property resulting from intentional or fraudulent acts or omissions by Borrower (other than physical waste resulting from insufficient cash flow from the Property);

vii. any security deposits, advance deposits or any other deposits collected with respect to the Property which are not delivered to Lender, any receiver or any Person purchasing the Property in connection with a foreclosure or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof;

viii. except as otherwise expressly provided under the Loan Documents, failure by Borrower to obtain Lender’s prior written consent to any subordinate financing or other voluntary lien (other than Permitted Encumbrances);

ix.  intentionally omitted;

x.    Borrower’s failure to comply with the provisions of Section 5.10 of the Mortgage; and

xi.  failure to comply with any legal requirements of any Governmental Authority (other than a failure resulting from the non-payment of money) resulting in a forfeiture by Borrower of the Property, or any material portion thereof.

(d)    “Event of Default” means any default under this Guaranty or any of the Loan Documents and the continuance of such default beyond any applicable notice or grace period for such default contained herein or in the Loan Documents.

(e)    “Governmental Authority” means any of the following:  (i) the federal government, (ii) any state or local government or any political subdivision of any state or local government, or (iii) any agency, court or body of either the federal government, or any state or local government or any other political subdivision of any state or local government, exercising executive, legislative, judicial, regulatory or administrative functions.

(f)    “Guaranteed Obligations” means the Loan Obligations and the Carveout Obligations.

(g)    “Guarantor Claims” shall have the meaning set forth in Section 5.1 of this Guaranty.

(h)    “herein,” “hereof,” “hereunder,” and “herewith” shall be deemed to refer to this entire Guaranty and not any particular provision of this Guaranty.

(i)    “Including” or “including” means “including, without limitation.”

(j)    “Leases” means all leases, licenses, concessions, occupancy agreements, and other agreements affecting the use or occupancy of the Property or any portion thereof, now or hereafter entered into and all guarantees of any of the foregoing.

(k)    “Loan Obligations” means (i) the due and punctual payment of (1) principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loan or any other loans or other financial accommodations made to Borrower by Lender, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (2) all other monetary obligations, including fees, commissions, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of Borrower to Lender, or that are otherwise payable to Lender, under the Note, Mortgage and the other Loan Documents, and (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of Borrower to Lender under the Note, Mortgage and the other Loan Documents.

(l)    “Loan Obligations Trigger Event” means any of the following:  (i) a voluntary bankruptcy or insolvency proceeding is commenced by Borrower under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law, (ii) the filing by a Person other than Lender of an involuntary bankruptcy or insolvency proceeding against Borrower under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law provided that Borrower colludes in conjunction with filer, which proceeding remains undismissed for a period of sixty (60) days, (iii) Borrower filing an answer consenting to or otherwise acquiescing or joining in, or Borrower (or a Person on behalf of Borrower) soliciting (or causing to be solicited) petitioning creditors to commence or acquiesce or join in, any involuntary bankruptcy or insolvency proceeding filed against Borrower by any Person other than Lender under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law, (iv) Borrower (or a Person on behalf of Borrower) consenting to or acquiescing in or joining in (or soliciting or causing to be solicited petitioning creditors to consent to or acquiesce or join in) an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Property other than an application made by Lender, (v) Borrower making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due, and (vi) the intentional interference by Borrower (or a Person on behalf of Borrower) with Lender’s exercise of any of its enforcement rights or other remedies under the Loan Documents, including contesting foreclosure or asserting counterclaims in any action to foreclose or any other action.

(m)    “Permitted Encumbrances” means any exceptions to title in that certain commitment of title insurance bearing Title No.:  19-31665 and issued by New York Metro Title Agency, Inc., as agent for Chicago Title Insurance Company, which insures the lien of the Mortgage.

(n)    “Person” means an individual, corporation, partnership, limited liability partnership, limited liability company, trust, unincorporated association, government, governmental authority, or other entity.

(o)    “Rents” means all rents, issues and profits of the Property or any part thereof

1.2    Other Defined Terms.  Any capitalized term utilized herein shall have the meaning as specified in the Mortgage unless such term is otherwise specifically defined herein.

ARTICLE II

NATURE AND SCOPE OF GUARANTY

2.1    Guaranty of Obligation.  Subject to the terms hereof, (a) effective immediately upon the occurrence of a  Loan Obligations Trigger Event (and without any notice or further act or condition of any kind) and continuing at all times thereafter, Guarantor hereby irrevocably and unconditionally guarantees to Lender (and its successors and assigns with respect to any interest in the Loan) the payment and performance of all Loan Obligations then outstanding or at any time thereafter incurred, as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise, and (b) effective immediately on the date hereof (and without any notice or further act or condition of any kind), Guarantor hereby irrevocably and unconditionally agrees that it shall be liable to Lender (and its successors and assigns of an interest in the Loan) for the payment and performance of all Carveout Obligations.  Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.

2.2    Nature of Guaranty.  This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance, and is not a guaranty of collection.  This Guaranty may not be revoked by Guarantor, and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor and after Guarantor’s dissolution (and in any such event, this Guaranty shall be binding upon such Guarantor’s successors and assigns).  The fact that, at any time, or from time to time, the Loan or the Guaranteed Obligations may be increased or reduced, shall not release or discharge the obligation of Guarantor to Lender with respect to the Guaranteed Obligations.  This Guaranty may be enforced by Lender and any subsequent holder of the Note, and shall not be discharged by the assignment or negotiation of all or part of the Note.  This Guaranty shall survive any reinstatement of the Loan.

2.3    Guaranteed Obligations Not Reduced by Offset.  The Guaranteed Obligations, and the liabilities and obligations of Guarantor to Lender hereunder, shall not be reduced, discharged or released because, or by reason, of any existing or future offset, claim or defense of Borrower (other than the defense of payment) or any other Person against Lender or against payment of the Loan or the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Loan or the Guaranteed Obligations (or the transactions creating the Loan or the Guaranteed Obligations) or otherwise.

2.4    Payment by Guarantor.  If all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether at demand, maturity, acceleration or otherwise, Guarantor shall, upon demand by Lender and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity or any other notice whatsoever, pay in lawful money of the United States of America, the amount then due on the Guaranteed Obligations, to Lender at Lender’s address as set forth herein.  Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations pursuant to the terms of the Loan Documents.  Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

2.5    No Duty to Pursue Others.  It shall not be necessary for Lender (and Guarantor hereby waives any rights which Guarantor may have to require Lender), in order to enforce the obligations of Guarantor hereunder, first to (a) institute suit or exhaust its remedies against Borrower or others liable on the Loan or the Guaranteed Obligations or any other Person, (b) enforce Lender’s rights against any collateral which shall ever have been given to secure the Loan or the Guaranteed Obligations, (c) enforce Lender’s rights against any other guarantors of the Loan or the Guaranteed Obligations, (d) join Borrower or any other Person liable on the Loan or the Guaranteed Obligations in any action seeking to enforce this Guaranty, (e) exhaust any remedies available to Lender against any collateral which shall ever have been given to secure the Loan or the Guaranteed Obligations, or (f) resort to any other means of obtaining payment of the Loan or the Guaranteed Obligations.  Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Loan or the Guaranteed Obligations.

2.6    Waivers.  Guarantor agrees to the provisions of the Loan Documents, and hereby waives notice of (i) any loans or advances made by Lender to Borrower, (ii) acceptance of this Guaranty, (iii) any amendment, extension, increase, waiver, consent or other modification of the Note, Mortgage, or any other Loan Documents, (iv) the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower’s execution and delivery of any promissory notes or other documents arising under the Loan Documents or in connection with the Loan or the Guaranteed Obligations, (v) the occurrence of any breach by Borrower or an Event of Default or Loan Obligations Trigger Event, (vi) Lender’s transfer or disposition of the Loan or the Guaranteed Obligations, or any part thereof, (vii) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Loan or the Guaranteed Obligations, (viii) protest, proof of nonpayment or default by Borrower, or (ix) any other action at any time taken or omitted by Lender and, generally, except to the extent expressly required by the terms hereof, all demands and notices of every kind in connection with this Guaranty, the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Loan or the Guaranteed Obligations.

2.7    Payment of Expenses.  In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, immediately upon demand by Lender, pay Lender all costs and expenses (including court costs and reasonable attorneys’ fees and disbursements) incurred by Lender in the enforcement hereof or the preservation of Lender’s rights hereunder.  All costs and expenses will accrue interest at the highest default rate in any instrument evidencing the Loan Obligations until payment is actually received by the Lender.  The covenant contained in this Section shall survive the payment and performance of the Guaranteed Obligations.

2.8    Effect of Bankruptcy.  In the event that, pursuant to any insolvency, bankruptcy, reorganization,  receivership or other debtor relief law, or any judgment, order or decision thereunder, Lender must rescind or restore any payment or any part thereof received by Lender in satisfaction of the Loan or the Guaranteed Obligations, as set forth herein, then any prior release or discharge from the terms of this Guaranty, or credit, given to Guarantor by Lender shall be without effect and this Guaranty shall be restored and remain in full force and effect.  It is the intention of Borrower and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Borrower’s indefeasible payment and performance in full of the Loan and, if and to the extent payable hereunder, the Guaranteed Obligations, or Guarantor’s performance of such obligations, and then only to the extent of such performance; and that in the event of any such rescission or restoration by the Lender with respect to any payment as provided above in this paragraph, then to the extent of such rescission or restoration the Guaranteed Obligations shall also be restored and shall remain in effect.

2.9    Waiver of Subrogation, Reimbursement and Contribution.  Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably defers, until the indefeasible payment in full of the Loan and, if and to the extent payable hereunder, the Guaranteed Obligations, all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower, or any other Person liable for payment of any or all of the Guaranteed Obligations, for any payment made by Guarantor under or in connection with this Guaranty.

2.10    Borrower.  The term “Borrower” as used herein shall include any new or successor corporation, association, partnership (general or limited), limited liability company, joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Borrower.

2.11    Other Guaranties.  This Guaranty is separate, distinct and in addition to any liability or obligations that Borrower or any guarantor may have under any other guaranty or indemnity executed by Borrower or any guarantor in connection with the Loan.

ARTICLE III

EVENTS AND CIRCUMSTANCES NOT REDUCING

OR DISCHARGING GUARANTORS OBLIGATIONS

Guarantor hereby (i) consents and agrees to each of the following, and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, except to the extent expressly required by the terms hereof, and (ii) waives any common law, equitable, statutory or other rights (including without limitation, except to the extent required by the terms hereof, rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

3.1    Modifications.  Any amendment, renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Loan, the Loan Obligations, the Note, Mortgage, and the other Loan Documents or any other document, instrument, contract or understanding between Borrower and Lender or any other Person pertaining to the Loan or the Loan Obligations, or any failure of Lender to notify Guarantor of any such action.

3.2    Adjustment.  Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower.

3.3    Condition of Borrower or Guarantor.  The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, Guarantor or any other Person at any time liable for the payment of all or part of the Loan or the Guaranteed Obligations; or any death or dissolution of Borrower or Guarantor or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor or any changes in the shareholders, partners or members of Borrower or Guarantor; or any reorganization of Borrower or Guarantor.

3.4    Invalidity of Guaranteed Obligations.  The invalidity, illegality or unenforceability against Borrower or any other Person at any time liable for the payment of all or part of the Loan or the Guaranteed Obligations or any document or agreement executed in connection with the Loan or the Guaranteed Obligations for any reason whatsoever, including, without limitation, the fact that (a) the Loan or the Guaranteed Obligations or any part thereof exceeds the amount permitted by law, (b) the act of creating the Loan or the Guaranteed Obligations or any part thereof is ultra vires, (c) the officers or representatives executing the Note, Mortgage, or the other Loan Documents or otherwise creating the Loan or the Guaranteed Obligations acted in excess of their authority, (d) the Loan or the Guaranteed Obligations violate applicable usury laws, (e) Borrower or any other Person at any time liable for the payment of all or part of the Loan or the Guaranteed Obligations has valid defenses (other than payment of the Guaranteed Obligations), claims or offsets (whether at law, in equity or by agreement) which render the Loan or the Guaranteed Obligations wholly or partially unenforceable against or uncollectible from Borrower or any other Person at any time liable for the payment of all or part of the Loan or the Guaranteed Obligations, (f) the creation, performance or repayment of the Loan or the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Loan or the Guaranteed Obligations or executed in connection with the Loan or the Guaranteed Obligations or given to secure the repayment of the Loan or the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (g) the Note, Mortgage or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other Person be found not liable on the Loan or the Guaranteed Obligations or any part thereof for any reason.

3.5    Release of Obligors.  Any full or partial release of the liability of Borrower on the Loan or the Guaranteed Obligations or any part thereof, or of any co-guarantors, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Loan or the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other Person, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that any other Person will be liable to pay or perform in the Loan or the Guaranteed Obligations, or that Lender will look to any other  Person to pay or perform the Loan or the Guaranteed Obligations.

3.6    Other Collateral.  The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Loan or the Guaranteed Obligations.

3.7    Release of Collateral.  Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) by any Person of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Loan or the Guaranteed Obligations.

3.8    Care and Diligence.  The failure of Lender or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of Lender (a) to take or prosecute any action for the collection of any of the Loan or the Guaranteed Obligations, (b) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (c) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Loan or the Guaranteed Obligations.

3.9    Unenforceability.  The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Loan or the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed, as between Lender and Guarantor, that Guarantor is not entering into this

Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Loan or the Guaranteed Obligations.

3.10    Offset.  Any existing or future right of offset, claim or defense of Borrower (other than the defense of payment) against Lender, or any other Person, or against payment of the Loan or the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Loan or the Guaranteed Obligations (other than the indefeasible payment in full of the Loan and, if and to the extent payable hereunder, the Guaranteed Obligations and full satisfaction of all of the terms, provisions and conditions of Guarantor under this Guaranty) or the transactions creating the Loan and the Guaranteed Obligations.

3.11    Merger.  The reorganization, merger or consolidation of Borrower into or with any other Person.

3.12    Preference.  Any payment by Borrower to Lender that is returned, recovered or otherwise paid, in whole or in part, in settlement of a suit, claim or other demand seeking avoidance and recovery of such payment as a preference or fraudulent conveyance under bankruptcy laws or applicable state law, or if for any reason Lender is required to refund such payment or pay such amount to Borrower or any other Person.

3.13    Other Actions Taken or Omitted.  Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof; and it is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the indefeasible payment in full of the Loan and, if and to the extent payable hereunder, the Guaranteed Obligations.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into the Note, Mortgage and the other Loan Documents, and extend and maintain credit to Borrower, Guarantor represents and warrants to Lender as follows:

4.1    Benefit.  Reading is an Affiliate of Borrower, and is the owner of direct or indirect interests in Borrower, and has received, or will receive, direct or indirect and substantial benefit from the Loan.

4.2    Familiarity and Reliance.  Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrower, and is familiar with the value of any and all collateral intended to be created as security for the payment of the Loan or Guaranteed Obligations; however, as between Lender and Guarantor, Guarantor is not relying on such information, or the financial condition of Borrower, the collateral or any other condition, as an inducement to enter into this Guaranty.

4.3    No Representation by Lender.  Neither Lender, nor any other Person on Lender’s behalf, has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty.

4.4    Guarantor’s Financial Condition.  As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is solvent and has, and will have, assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities fairly estimated) and debts, and has property and assets sufficient to satisfy and repay its obligations and liabilities, as and when the same become due.

4.5    Legality; Due Authorization; Enforceability.  The execution, delivery and performance by Guarantor of this Guaranty, and the consummation of the transactions contemplated hereunder, do not and will not contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the breach of, any indenture, mortgage, charge, lien, or any contract, agreement or other instrument to which Guarantor is a party or which may be applicable to Guarantor.  This Guaranty is a legal and binding obligation of Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights and subject, as to enforceability, to general principals of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

4.6    Litigation.  There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to Guarantor’s knowledge, threatened, against or affecting Guarantor which would reasonably be expected to materially adversely affect the ability of Guarantor to perform its obligations under this Guaranty.

4.7    Survival.  All representations and warranties made by Guarantor herein shall survive the execution hereof.

ARTICLE V

SUBORDINATION OF CERTAIN INDEBTEDNESS

5.1    Subordination of All Guarantor Claims.  As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of Borrower to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of any Person in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be, created, or the manner in which they have been or may hereafter be acquired by Guarantor.  The Guarantor Claims shall include, without limitation, all rights and claims of Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or a portion of the Guaranteed Obligations.  After the occurrence and during the existence of an Event of Default, or the occurrence of an event which would, with the giving of notice or the passage of time, or both, constitute an Event of Default, Guarantor shall not receive or collect, directly or indirectly, from Borrower or any other Person, any amount upon the Guarantor Claims, until the indefeasible payment in full of the Loan and, if and to the extent payable hereunder, the Guaranteed Obligations.

5.2    Claims in Bankruptcy.  In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving Borrower as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly, from the receiver, trustee or other court custodian, dividends and payments which would otherwise be payable upon Guarantor Claims.  Guarantor hereby assigns such dividends and payments to Lender.  Should Lender receive, for application against the Guaranteed Obligations, any dividend or payment which is otherwise payable to Guarantor, and which, as between Borrower and Guarantor, shall constitute a credit against the Guarantor Claims, then, upon the indefeasible payment and performance in full to Lender of the Loan and, if and to the extent payable hereunder, the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Lender had not received dividends or payments upon the Guarantor Claims.

5.3    Payments Held in Trust.  In the event that, notwithstanding anything to the contrary in this Guaranty, Guarantor should receive any funds, payment, claim or distribution which is prohibited by this Guaranty, then Guarantor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims or distributions so received, and Guarantor further agrees that it shall have absolutely no dominion over (or equitable or beneficial ownership of) the amount of such funds, payments, claims or distributions so received, and Guarantor covenants promptly to pay the same to Lender.

5.4    Liens Subordinate.  Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Loan or the Guaranteed Obligations, regardless of whether such liens, security interests, judgment liens, charges or other encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach.  Without the prior written consent of Lender, Guarantor shall not (i) exercise or enforce any right it may have against Borrower, or (ii) foreclose, repossess, sequester, or otherwise take steps, or institute any action or proceeding (judicial or otherwise, including, without limitation, the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding), to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Borrower securing payment of the Guarantor Claims held by Guarantor.

ARTICLE VI

COVENANTS

6.1    Financial Information.  The Guarantor hereby represents and warrants that all financial statements of the Guarantor heretofore delivered to the Lender by or on behalf of the Guarantor are true and correct in all material respects and fairly present the financial condition of the Guarantor as of the respective dates of such financial statements.  No material adverse change has occurred in any financial condition reflected in any such financial statement since the date of such financial statement.  In addition, the Guarantor covenants that so long as the Loan Obligations remain outstanding and unpaid, then the Guarantor will furnish to the Lender, unless otherwise consented to in writing by the Lender:

(a)    annually, a copy of Form 10-K annual report of Guarantor, including all schedules thereto, within 30 days after filing of same;

(b)    a certificate signed by the CFO (as defined in the Mortgage) certifying on the date of such certificate that, to the CFO’s actual knowledge, after due inquiry:  (i) such financial statement is true, correct and complete, and (ii) no default, and no event which upon notice or lapse of time or both would constitute a default, has occurred under this Guaranty or, if such default exists, the nature thereof and the period of time it has existed (such certificate being called, a “Certification”); and

(c)    within ten (10) days after request by the Lender, such further detailed financial and other information as may be requested by the Lender with respect to either the Guarantor, or any affiliate of, or entity controlled by the Guarantor, as of a date not earlier than that specified by the Lender in such request, together with a Certification with respect to such financial and other information.

(d)    In the event Guarantor does not comply with any or all of the financial information reporting requirements set forth herein, in addition to any other remedy which the Lender may possess in connection with Guarantor’s failure to comply with said reporting requirements, the Lender may impose a charge of Fifty and 00/100 ($50.00) Dollars per day upon Guarantor which charge shall commence ten (10) days after notice to Guarantor that Guarantor is in default with respect to Guarantor’s obligations to supply said financial reporting information to Lender.

ARTICLE VII

RIGHT OF SETOFF

7.1    Right of Setoff.  As further security for payment of the Guaranteed Obligations and any other obligations of Guarantor to the Lender, Guarantor hereby grants to the Lender a security interest in all money, securities and other property of Guarantor in the actual or constructive possession or control of the Lender or its affiliates including without limitation all deposits and other accounts owing at any time by the Lender or any of its affiliates in any capacity to Guarantor in any capacity (collectively, the “Accounts”).  The Lender shall have the right to set off Guarantor’s Accounts against any of Guarantor’s obligations to the Lender, including, without limitation, the Guaranteed Obligations.  Such set-off shall be deemed to have been exercised immediately at the time the Lender or such affiliate elect to do so.  The Lender shall also have all of the rights and remedies of a secured party under the Uniform Commercial Code, as the same may be in effect in the State of New York, as amended from time to time, in addition to those under this Guaranty and other applicable law and agreements.

ARTICLE VIII

MISCELLANEOUS

8.1    Waiver.  No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right.  The rights of Lender hereunder shall be in addition to all other rights provided by law.  No modification or waiver of any provision of this Guaranty, nor any consent to departure therefrom, shall be effective unless in writing, and no such consent or waiver shall extend beyond the particular case and purpose involved.  No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand except to the extent such a notice or demand is required by the terms hereof.

8.2    Notices.  All notices, consents, approvals and requests required or permitted hereunder shall be in writing, and shall be either hand delivered or sent, by (a) certified or registered U.S. mail, Return Receipt Requested, first class postage prepaid, or (b) expedited prepaid delivery service, either commercial (e.g., Federal Express or comparable national courier) or U.S. Postal Service, with proof of attempted delivery.  All notices to any party shall be addressed to such party at its following address:

If to Lender:

Valley National Bank

1455 Valley Road

Wayne, New Jersey 07470

Attention:  Commercial Loan Department

With a copy to:

Romer Debbas LLP

275 Madison Avenue, Suite 801

New York, New York 10016

Attention:  Hugh P. Finnegan, Esq.

If to the Guarantor.

Sutton Hill Properties, LLC

500 Citadel Drive, Suite 300

Commerce, California 90040

Reading International, Inc.

6100 Center Drive

Los Angeles, California 90045

With a copy to:

Marcus Rosenberg & Diamond LLP

488 Madison Avenue, 17th Floor

New York, New York 10022

Attention:  Jeffrey M. Diamond, Esq.

Any party may give notice, in the manner permitted by this Section, designating a new address in the United States for all notices to such party pursuant to this Section, and such notice shall become effective upon receipt of such notice by the other party or parties to this Guaranty.

8.3    Governing Law; Submission to Jurisdiction.  THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.  ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE COUNTY IN WHICH THE PROPERTY IS LOCATED IN, AND EACH OF LENDER (BY ITS ACCEPTANCE HEREOF) AND GUARANTOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH OF LENDER (BY ITS ACCEPTANCE HEREOF) AND GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.  FURTHERMORE, THE GUARANTOR AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING REFERRED TO ABOVE MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, DIRECTED TO GUARANTOR AT THE ADDRESS INDICATED IN THIS GUARANTY FOR SUCH PARTY, AND SERVICE SO MADE SHALL BE COMPLETE AND FOR ALL PURPOSES DEEMED BY THE GUARANTOR TO BE GOOD AND SUFFICIENT SERVICE FIVE DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.  SUBJECT TO THE REQUIREMENTS FOR A CASE TO BE HEARD IN THE COMMERCIAL DIVISION OF THE NEW YORK STATE SUPREME COURT, THE PARTIES AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COMMERCIAL DIVISION OF THE NEW YORK STATE SUPREME COURT, AND TO THE APPLICATION OF SAID COURT’S ACCELERATED PROCEDURES PURSUANT TO RULE 9 OF SECTION 202.70(G) OF THE UNIFORM RULES FOR NEW YORK STATE TRIAL COURTS.

8.4    Invalid Provisions.  If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, then such provision shall be fully severable, and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty.

8.5    Amendments and Waivers.  No term or provision of this Guaranty may be amended, waived or otherwise modified except pursuant an instrument in writing executed by the party (or an authorized representative of the party) against whom enforcement of such amendment, waiver or modification is sought.

8.6    Parties Bound; Assignment; Joint and Several.  This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that Guarantor may not, without the prior written consent of

Lender, assign any of its rights, powers, duties or obligations hereunder.  If Guarantor consists of more than one Person, the obligations and liabilities of each such Person shall be joint and several.

8.7    Headings.  Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

8.8    Recitals.  The “WHEREAS” introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be deemed to be represented and warranted by the Guarantor as prima facie evidence of the facts and documents referred to therein.

8.9    Counterparts.  To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required.  It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all Persons required to bind any party, appear on each counterpart.  All counterparts shall collectively constitute a single instrument.  It shall not be necessary, in making proof of this Guaranty, to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto.  Any signature page to any counterpart may be detached from such counterpart, without impairing the legal effect of the signatures thereon, and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

8.10    Rights and Remedies.  If Guarantor becomes liable for any indebtedness owing by Borrower to Lender, by endorsement or otherwise, other than under this Guaranty, then such liability shall not be in any manner impaired or affected hereby, and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor.  The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

8.11    Entirety.  THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR AND LENDER WITH RESPECT TO GUARANTOR’S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF, EXCEPT AS PROVIDED IN THE LOAN DOCUMENTS.  THIS GUARANTY IS INTENDED BY GUARANTOR AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY AGREEMENT.  THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LENDER RELATING TO THE GUARANTEED OBLIGATIONS.

8.12    Waiver of Right To Trial By Jury.  GUARANTOR, AND BY ITS ACCEPTANCE HEREOF, LENDER, EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS

WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH OF LENDER AND GUARANTOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

8.13    No Third Party Beneficiaries.  This Guaranty is solely between the Guarantor and the Lender, and solely for the benefit of the Lender and any subsequent holder or holders of the Note, and nothing in this Guaranty, whether express or implied, shall be construed to give any other Person any legal or equitable right, remedy or claim under or in respect of this Guaranty.

IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the date above set forth.

Citadel Cinemas, Inc., a Nevada corporation, its Manager Name: Gilbert Avanes Treasurer

SUTTON HILL PROPERTIES, LLC,

a Nevada limited liability company

Qualified to do business in New York

By:    Citadel Cinemas, Inc.,

a Nevada corporation,

its Manager

By:  /s/ Gilbert Avanes

Name:  Gilbert Avanes

Title:    EVP, Chief Financial Officer and Treasurer

READING INTERNATIONAL, INC., A Nevada corporation By: /s/ Gilbert Avanes Name: Gilbert Avanes Title: EVP, Chief Financial Officer and Treasurer

[acknowledgment page to follow]

CALIFORNIA JURAT WITH AFFIANT STATEMENTGOVERNMENT CODE § 8202

☒  See Attached Document (Notary to cross out lines 1-6 below)

☐  See Statement Below (Lines 1-6 to be completed only by document signer[s], not Notary)

Signature of Document Signer No. 1Signature of Document Signer No. 2 (if any)

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California County of Los Angeles Seal Place Notary Seal Above

Subscribed and sworn to (or affirmed) before me

on this   11th   day of   March  ,  2020    ,

DateMonthYear

by

(1)__Gilbert Avanes_____________________

(and (2)___________________________).

Name(s) of Signer(s)

Proved to me on the basis of satisfactory evidence to be the person(s) who appeared before me.

Signature /s/ Michael James Conroy________

Signature of Notary Public

_____________________________     OPTIONAL    _________________________

Though this section is optional, completing this information can deter alteration of the document or fraudulent reattachment of this form to an unintended document.

Description of Attached Document

Title or Type of Document:  _____________________  Document Date:  ____________________

Number of Pages:  __________________  Signer(s) Other Than Named Above:  ______________

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